Exhibit 23.2

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of the Financial Statements of Wilson Creek Mining Corp. as of November 30, 2006, in any filings that are necessary now or in the near future with the U. S. Securities and Exchange Commission.

Very Truly Yours,


/s/ George Stewart
---------------------------
George Stewart, CPA

January 19, 2007